Exhibit 99.9

Rockville Bank	Transfer Request Form for Initial Public Offering of
401(k) Plan	Rockville Financial New, Inc. Common Stock Only
This form must be used to request transfers to the Rockville Financial, Inc. Common Stock Fund. Your completed, signed form must be returned to Anne McConnell at Rockville Bank, 1645 Ellington Road, South Windsor, CT 06074 no later than              .

Date

Participant Name

Home Address

City	State	Zip

Social Security Number

Transfer Request
Dollar transfer request must be made in $10 increments.
Percent transfer requests must be made in 1% increments.

Transfer From:			Transfer To:
Individual Funds
$ or %	Eaton Vance Large Cap Value	100%	Rockville Financial, Inc.
$ or %	American Funds Fundamental Investors		Common Stock Fund
$ or %	American-Growth Fund of America
$ or %	Davis NY Venture
$ or %	Columbia Acorn Fund
$ or %	Oppenheimer Main St Small Cap
$ or %	AllianceBernstein Small-Mid Cap Value
$ or %	American EuroPacific Growth Fund
$ or %	Oppenheimer Global Fund
$ or %	American Balanced Fund
$ or %	Columbia Intermediate Bond Fund
$ or %	Oppenheimer International Bond
$ or %	MetLife Stable Value Fund

Russell LifePoint Strategies
$ or %	Conservative Strategy
$ or %	Moderate Strategy
$ or %	Balanced Strategy
$ or %	Growth Strategy
$ or %	Equity Growth Strategy
I hereby certify that I have received Prospectuses on the related investment funds and the disclosures contained therein.
Signatures:

Signature of Employee	Date

Authorized Signature of Employer	Date